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                                ADMISSION TICKET

                         INTERNATIONAL HOME FOODS, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                          AUGUST 22, 2000 AT 2:00 P.M.
                                THE HILTON HOTEL
                                ONE HILTON COURT
                          PARSIPPANY, NEW JERSEY 07054

                  ADMITS ONE STOCKHOLDER AND UP TO TWO GUESTS

                                  DIRECTIONS:

1. FROM NEWARK AIRPORT AND HOLLAND TUNNEL: Take 78 West to 24 West to 287 North. Follow to Exit 39. Follow signs to Route 10 West. Go through one traffic light and make first right onto Dryden Way. Make first left onto Campus Drive, make first left onto Hilton Court and proceed to hotel.

2. FROM LINCOLN TUNNEL: Take N. J. Turnpike South to Exit 14. Proceed as in
   No. 1.

3. FROM NORTH JERSEY AND UPSTATE NEW YORK: Take 287 South to Exit 39B. Follow signs to Route 10 West. Proceed as in No. 1.

4. FROM SOUTH JERSEY: Take 287 North to Exit 39. Proceed as in No.1.

5. FROM WEST NEW JERSEY AND PENNSYLVANIA: Take 78 East to 287 North. Proceed as in No. 1.

6. FROM LONG ISLAND AND UPPER MANHATTAN: Take George Washington Bridge to 80 West to 287 South. Proceed as in No. 3.

7. FROM BROOKLYN AND STATEN ISLAND: Take Goethal's Bridge to N. J. Turnpike North. Follow to Exit 14. Proceed as in No. 1.

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                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                          PARSIPPANY, NEW JERSEY 07054
     PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 22, 2000.
              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                         INTERNATIONAL HOME FOODS, INC.

   The undersigned hereby appoints M. Kelley Maggs and Lynne Misericordia, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote all of the shares of common stock of International Home Foods, Inc., that the undersigned is entitled to vote at the Special Meeting of Stockholders of International Home Foods, Inc., to be held on the 22nd day of August, 2000, at 2:00 p.m., local time, at the Hilton Hotel, One Hilton Court, Parsippany, New Jersey 07054, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments or postponement thereof. Receipt of the proxy statement dated July 21, 2000 is acknowledged.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IN THE ABSENCE
OF SUCH DIRECTION, THIS PROXY WILL BE
VOTED "FOR" ITEM 1.
                                                INTERNATIONAL HOME FOODS, INC.
PLEASE MARK, SIGN AND DATE THE REVERSE SIDE     P.O. BOX 11209
OF THIS PROXY AND RETURN THE PROXY CARD         NEW YORK, N.Y. 10203-0209
PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on the other side.)

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                         INTERNATIONAL HOME FOODS, INC.
                              1633 LITTLETON ROAD
                              PARSIPPANY, NJ 07054

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 22, 2000

Dear Stockholder:

A Special Meeting of Stockholders of International Home Foods, Inc. will be held at 2:00 p.m. on Tuesday, August 22, 2000 at The Hilton Hotel, Parsippany, New Jersey, for the following purposes:

   1. To approve and adopt the Agreement and Plan of Merger dated as of June 22, 2000, among ConAgra, Inc., CAG Acquisition Sub, Inc., and International Home Foods, Inc.

   2. To transact any other business that may properly come before the meeting.

Only holders of Common Stock of International Home Foods, Inc. of record at the close of business on July 21, 2000 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid International Home Foods, Inc., in reducing the expense of additional proxy solicitation.

If you plan to attend the Special Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests. Directions to the meeting are on the reverse side.

                                       BY ORDER OF THE BOARD OF DIRECTORS

July 21, 2000                          C. Dean Metropoulos
                                       Chairman of the Board and
                                       Chief Executive Officer


                             DETACH PROXY CARD HERE
                         TRIANGLE              TRIANGLE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. To approve and adopt the Agreement and Plan of Merger dated as of June 22, 2000, among ConAgra, Inc., CAG
   Acquisition Sub, Inc., and International Home Foods, Inc.

   FOR / /     AGAINST / /    ABSTAIN / /

2. In their discretion, the proxies are authorized to vote
   upon such other business as may properly come before the
   special meeting and at any and all adjournment or
   postponement thereof.
                                                If you plan to attend
                                                meeting please mark here   / /

                                                CHANGE OF ADDRESS AND
                                                OR COMMENTS MARK HERE      / /

                                       Please sign exactly as name appears
                                       herein, date and return promptly. When
                                       shares are held by joint tenants, both
                                       must sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full titles as
                                       such. If a corporation, please sign in
                                       full corporate name by duly authorized
                                       officer and give title of officer. If a
                                       partnership, please sign in partnership
                                       name by authorized person and give title or capacity of person signing.

                                       Dated:                           , 2000
                                             ---------------------------

                                       ---------------------------------------
                                                      Signature

                                       ---------------------------------------
                                                      Signature

                                       VOTES MUST BE INDICATED
                                       (X) IN BLACK OR BLUE INK.  /X/

(PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.)

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                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
      TRIANGLE    BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE    TRIANGLE

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